UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 11, 2006, Agile Software Corporation, a Delaware corporation, (the “Company”) issued a press release announcing it has been notified that a shareholder derivative lawsuit was filed in the United States District Court for the Northern District of California on December 5, 2006, naming the Company as a nominal defendant and also naming as defendants certain of the Company’s officers and directors. The lawsuit makes claims with respect to the Company’s awarding of stock option grants, alleging that backdated stock options were granted by the Company from April 2000 through May 2002. Agile previously announced that a Special Committee was reviewing the Company’s historical stock option grant practices and related accounting. That review is still underway. The Company’s board of directors and management intends to review the allegations of the lawsuit and will address the matter and respond in a manner it considers to be in the best interests of the shareholders.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 11, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

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